UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 3, 2019

PDF SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

000-31311

(Commission File Number)

Delaware	25-1701361
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2858 De La Cruz Boulevard

Santa Clara, CA 95050

(Address of principal executive offices, with zip code)

(408) 280-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00015 par value	PDFS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01. Press Release dated June 3, 2019, regarding appointment of Nancy Erba to the Board of Directors of PDF Solutions, Inc.

SIGNATURES

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2019, the Board of Directors (the “Board”) of PDF Solutions, Inc. (the “Company”) unanimously approved the appointment of Nancy Erba to the Board as a Class III director effective immediately to serve until the first Annual Meeting of Stockholders held after December 31, 2021. Ms. Erba was also appointed to Audit and Corporate Governance Committee of the Board at this time.

In connection with her appointment, and pursuant to the Company’s 2019 Director Compensation Program for Non-Employee Directors adopted on April 26, 2019, Ms. Erba will receive an annual cash retainer of $36,000 for her Board service and $6,000 for her Audit and Corporate Governance Committee service, and a restricted stock unit grant valued at $160,000 using the closing price on the date the grant is approved, with a grant effective date on the first day of the month following approval by the Compensation Committee. The restricted stock unit award will vest with respect to 1/8th of the total shares subject to such award every 6 months after the grant date until fully vested.

Ms. Erba, most recently served as Chief Financial Officer at Immersion Corporation, a provider of touch feedback technology known as haptics, from September 2016 to March 2019. Prior to that, from November 2003 to October 2015, she served in various capacities at Seagate Technology, a provider of storage solutions, including Vice President of Finance, Corporate Financial Planning and Analysis, Division CFO, Vice President of Business Operations and Vice President of Corporate Development. Ms. Erba holds a Bachelor's Degree in mathematics from Smith College and an MBA from Baylor University. She is an “audit committee financial expert” based on her knowledge and understanding of generally accepted accounting principles and financial statements, experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues relevant to those of the Company, and understanding of internal control over financial reporting. Ms. Erba received her Bachelor of Science Degree in mathematics from Smith College and an MBA from Baylor University.

The Company entered into a standard indemnification agreement with Ms. Erba, a form of which is incorporated herein by reference to the Company’s Annual Report on Form 10-K filed March 16, 2009.

The Company entered into a standard acceleration agreement with Ms. Erba, a form of which was filed with the SEC on Form 8-K on November 23, 2005 and is incorporated herein by reference.

The Company issued a press release announcing the appointment of Ms. Erba to the Board. A copy of this press release is attached to this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 3, 2019, regarding appointment of Nancy Erba to the Board of Directors of PDF Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC. (Registrant)

By:	/s/Christine Russell
Christine Russell EVP, Finance, and Chief Financial Officer (principal financial and accounting officer)

 Dated: June 3, 2019